Exhibit (a)(5)


                       Substitute Form W-9 with Guidelines

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                               Substitute Form W-9


o  Purpose of the Substitute Form W-9

   Each tendering Limited Partner is required to provide to the Partnership its correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 which is provided below, and to certify whether the Limited Partner is subject to backup withholding of federal income tax. If the Partnership is not provided with the correct TIN, the Limited Partner may be subject to a $500 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, failure to provide the information on Substitute Form W-9 may subject the tendering Limited Partner to 31% federal income tax withholding on the payment of the purchase price of all Units purchased by the Offerors from the Limited Partner pursuant to this Offer.

o  Instructions for filling out the Substitute Form W-9

   Each tendering Limited Partner must fill out the Substitute Form W-9 below by: (1) inserting their TIN; (2) certifying whether the Limited Partner is (a) subject to backup withholding of federal income tax and (b) a U.S. person or resident alien; and (3) signing the form.

   If the tendering Limited Partner is an individual, the TIN is the Limited Partner's social security number.

   If the tendering Limited Partner has been notified by the IRS that the Limited Partner is subject to backup withholding, the Limited Partner must cross out item (2) of the "Certification" box of Substitute Form W-9, unless the Limited Partner has since been notified by the IRS that the Limited Partner is no longer subject to backup withholding. If backup withholding applies, the Partnership is required to withhold 31% of any payments made to the Limited Partner. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

   If the tendering Limited Partner has not been issued a TIN and has applied for one or intends to apply for one in the near future, the Limited Partner should write "Applied For" in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Partnership is not provided with a TIN within 60 days, the Partnership will withhold 31% on all payments of the purchase price to the Limited Partner until a TIN is provided to the Partnership.

   Certain Limited Partners (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the individual must submit an Internal Revenue Form W-8, signed under penalties of perjury, attesting to such individual's exempt status. A Form W-8 may be obtained from Maxus Real Property Investors - Four, L.P. at the address and telephone number provided in Section 16, "Address; Miscellaneous" of the Offer to Purchase.

   For complete instructions on how to fill out Substitute Form W-9, refer to the Guidelines enclosed.

                                                                          (OVER)

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________________________________________________________________________________
                  |                                      |
SUBSTITUTE        | Part I -- Taxpayer  Identification   |
FORM W-9          | Number -- For all accounts, enter    | ___________________
                  | your TIN in the box at right.        |  Social Security No.
                  | (For most individuals, this is       |
Department of the | your social security number.)        |
Treasury          | Certify by signing and dating        |  OR
Internal Revenue  | below.                               |
Service           |                                      | ___________________
                  |                                      |  Employer
Payer's Request   |                                      |  Identification No.
for Taxpayer      |                                      |
Identification    |                                      |
Number (TIN)      |                                      |
                  |                                      |  (If awaiting a TIN
                  |                                      |  write "Applied For"
                  |                                      |  in the space above).
________________________________________________________________________________

Part II -- For payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

Certification -- Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).


Certificate Instructions -- You must cross out item (2) above, if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)


SIGNATURE __________________________________  DATE _________________ ,  ________

PRINT NAME: ____________________________________________________________________

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. - Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.
                                          Give the SOCIAL
For this type of account:                 SECURITY
                                          number of -
--------------------------------------------------------------------------------
1. An individual's account                The individual

2. Two or more individuals             The actual owner of
   (joint account)                     the account or, if
                                       combined funds, the
                                       first individual on the
                                       account(1)

3. Custodian account of a              The minor(2)
   minor (Uniform Gift to Minors
   Act)

4. a. A revocable savings trust        The grantor-trustee(1)
      account (in which grantor
      is also trustee)

   b. Any "trust" account that         The actual owner(1)
      is not a legal or valid trust
      under State law
                                       Give the EMPLOYER
For this type of account:              IDENTIFICATION
                                       number of -
--------------------------------------------------------------------------------
5. Sole proprietorship account         The owner(4)

6. A valid trust, estate, or           The legal entity (do
   pension trust                       not furnish the
                                       identifying number of
                                       the personal
                                       representative or
                                       trustee unless the
                                       legal entity itself is not
                                       designated in the
                                       account title)(5)

7. Corporate account                   The corporation

8. Association, club, or               The organization
   religious, charitable, or
   other tax-exempt organization

9. Partnership account                 The partnership

10.A broker or registered              The broker or nominee
   nominee

11.Account with the Department         The public entity
   of Agriculture in the name of
   a public entity (such as a
   State or local government,
   school district, or prison) that
   receives agricultural program
   payments
--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person in a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. If the owner does not have an employer identification number, furnish the owner's social security number.

(5) List first and circle the name of the legal trust, estate or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a tax payer identification number, write "Applied For" in the space for the taxpayer identification number in Part I sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding Penalties
Payees specifically exempted from backup withholding on ALL payments include the following:*

   o A corporation.

   o A financial institution.

   o An organization exempt from tax under section 501(a), or an individual retirement account, or a custodial account under section 403(b)(7).

   o The United States or any agency or instrumentality thereof.

   o A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

   o A foreign government or a political subdivision, agency or instrumentality thereof.

   o An international organization or any agency or instrumentality thereof.

   o A registered dealer in securities or commodities registered in the United States or a possession of the United States.

   o A real estate investment trust.

   o A common trust fund operated by a bank under section 584(a).

   o An entity registered at all times during the tax year under the Investment Company Act of 1940.

   o A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

   o Payments to nonresident aliens subject to withholding under section 1441.

   o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

   o Payments of patronage dividends where the amount received is not paid in money.

   o Payments made by certain foreign organizations.

   o Payments made to a nominee.
----------
* Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code and the regulations promulgated thereunder.

Payments of interest not generally subject to backup withholding include the following:

   o Payments of interest on obligations issued by individuals. Note: You
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     may be subject to backup  withholding if (i) this interest is $600 or more,
     (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

   o Payments of tax-exempt interest (including exempt interest dividends under section 852).

   o Payments described in section 6049(b)(5) to nonresident aliens.

   o Payments on tax-free covenant bonds under section 1451.

   o Payments made by certain foreign organizations.

   o Payments made to a nominee.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice.- Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.-If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Statements With Respect to Withholding.-If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.-If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
                       CONTACT YOUR TAX CONSULTANT OR THE
                            INTERNAL REVENUE SERVICE